Exhibit 99.1

 Bank of Florida Corp. Successfully Completes Core System Integration


    NAPLES, Fla.--(BUSINESS WIRE)--Sept. 26, 2007--Bank of Florida Corporation (NASDAQ:BOFL), a $1.3 billion-asset multi-bank holding company based in Naples, Florida, today reported the completion of its core system conversion to Jack Henry Silverlake. Bank of Florida Corporation selected Jack Henry in the Spring of 2007 and completed the conversion of its financial centers in Broward, Miami-Dade and Palm Beach counties in July. The company completed the final phase of the core integration for the West Coast Florida financial centers in September.

    "We selected Jack Henry because of its reputation and ability to provide solutions for our growing multi-bank holding company. The completion of the conversion has allowed us to expand our product suite, particularly for many of our business clients, and greatly enhance the service features of our existing product lines. These enhancements include improved account reconciliation features; opportunities for increased fraud prevention through positive pay; a greater variety of sweep account options for investing excess cash; off-site deposit collection through lockbox and remote deposit capture; and expanded online services," said Michael L. McMullan, President and Chief Executive Officer. "The new and improved product suite provided through Jack Henry will allow us to deepen existing client relationships and attract new clients in the Florida markets we serve."

    Jack Henry & Associates, Inc. is a leading provider of integrated computer systems and processor of ATM/debit card/ACH transactions for banks and credit unions with more than 8,700 customers nationwide. The Silverlake platform currently provides approximately 15 percent of the domestic banks with assets ranging from $1 billion to $30 billion with enterprise-wide automation.

    "Combining all regions of our company to one core system should also help us reach our goal of reducing operating expenses and improving cost efficiencies, while still maintaining our business model of independent management and decision-making at the local level for our three bank affiliates," Mr. McMullan went on to say. "In addition, this core system conversion was the final phase of the Old Florida Bank integration which will allow us to begin experiencing over 15% in projected cost savings resulting from this transaction."

    Bank of Florida Corporation operates three bank charters and a trust company with thirteen financial centers in Southeast Florida, Southwest Florida and Tampa Bay.

    Bank of Florida Corporation

    Bank of Florida Corporation. (NASDAQ:BOFL) (Newspaper listing:
"BcshFla") is a $1.3 billion-asset multi-bank holding Company located in Naples, Florida. Bank of Florida Corporation is the parent company for Bank of Florida - Southwest in Collier and Lee Counties; Bank of Florida - Southeast in Broward, Miami-Dade and Palm Beach Counties; Bank of Florida - Tampa Bay in Hillsborough County; and Bank of Florida Trust Company. Investor information may be found on the Company's web site, http://www.bankofflorida.com, by clicking on the "Investor Relations" tab. To receive an e-mail alert of all Company press releases, SEC filings, and events, select the "E-mail Notification" section.

    Safe Harbor Statement under the Private Securities Litigation
Reform Act of 1995

    Certain statements in this press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward-looking terminology, such as "may," "will," "expect," "estimate," "anticipate," "believe," "target," "plan," "project," or "continue" or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management's plans and current analyses of Bank of Florida Corporation, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect Bank of Florida Corporation financial performance and could cause actual results for fiscal 2007 and beyond to differ materially from those expressed or implied in such forward-looking statements. Bank of Florida Corporation does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

    CONTACT: Bank of Florida Corporation, Naples
             Tracy L. Keegan, VP & CFO, 239-254-2147